UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	November 10, 2006

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 10, 2006, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P., entered into a purchase and sale agreement (“the Agreement”) to purchase 100% of the fee simple interest of The Standard at Lenox Park Apartments, a 375 unit mid-rise apartment property located in the Buckhead section of Atlanta, Georgia, from ING U.S.- Residential Fund, L.P., (the “Seller”). The Seller is an unaffiliated third party. The purchase price is $47,100,000, and is subject to normal operating prorations, apportionments and adjustments as provided for in the Agreement.

The Agreement requires the Registrant to indemnify the Seller from any and all liabilities, claims, costs and expenses arising out of the Registrant's entry onto the property upon exercise of its right of inspection during the Inspection Period. The Agreement calls for a closing on the sale of The Standard at Lenox Park interest to take place on November 29, 2006.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Purchase and Sale Agreement between ING U.S.- Residential Fund, L.P., a Delaware limited partnership; and Berkshire Income Realty – OP, L.P., a Delaware limited partnership, dated November 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: November 16, 2006	/s/ Christopher M. Nichols
Name: Christopher M. Nichols
Title: Principle Accounting Officer